UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2008

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 27, 2008, Sid Tool Co., Inc. (“Sid Tool”), a wholly-owned subsidiary of MSC Industrial Direct Co., Inc. (the “Company”), entered into a Contract of Sale with Esco Management Corp. (“Esco”), pursuant to which Sid Tool sold to Esco its 50% undivided interest in commercial property located in Plainview, New York.  The sale price was $1,806,250 and the sale closed on August 27, 2008.  Esco is owned and controlled by Mr. Mitchell Jacobson, the Company’s Chairman, and Ms. Marjorie Gershwind, Mr. Jacobson’s sister, each of whom is a greater than 5% beneficial owner of the Company’s Class A and Class B Common Stock.  Esco is the owner of the remaining 50% undivided interest in the property.  Pursuant to the Contract of Sale, Esco also agreed to pay Sid Tool one-half of any net profit realized from the sale of the property to an unrelated third party occurring within one year of closing.  The terms of the sale were negotiated on an arms’-length basis and were reviewed and approved by the Company’s Nominating and Corporate Governance Committee.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits:

10.1         Contract of Sale, dated August 27, 2008, between Sid Tool Co., Inc. and Esco Management Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: September 3, 2008	By:	/s/ Shelley M. Boxer
	Name:	Shelley M. Boxer
	Title:	Vice President, Finance

Exhibit Index

Exhibit No.	Description
10.1	Contract of Sale, dated August 27, 2008, between Sid Tool Co., Inc. and Esco Management Corp.